Electronically Transmitted to the Securities and Exchange
                           Commission on May 22, 1997

                                                                Registration No.

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ==============

                   International Business Machines Corporation
             (Exact name of registrant as specified in its charter)

               New York                                 13-0871985
   (State or other jurisdiction of             (I.R.S. employer identification
    incorporation or organization)                        number)

                             Armonk, New York 10504
                                 (914) 765-1900
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                              LAWRENCE R. RICCIARDI
                    Senior Vice President and General Counsel
                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                             Armonk, New York 10504
                                 (914) 765-1900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

        Approximate date of commencement of proposed sale to the public:
         From time to time after the effective date of this Registration
                                   Statement.

                                 ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed       Proposed
                                     Maximum        Maximum
   Title of                          Offering       Aggregate        Amount of
 Securities to    Amount to          Price Per      Offering       Registration
 be Registered    be Registered      Share (1)      Price (1)           Fee
--------------------------------------------------------------------------------
Capital Stock     519,116 shares     $168.62     $ 87,533,339.92    $26,525.25
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

PROSPECTUS

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  CAPITAL STOCK

      The shareholders of International Business Machines Corporation listed below are offering and selling 519,116 shares of IBM capital stock under this prospectus. IBM's capital stock is the same as common stock.

     Fifteen of the selling shareholders obtained their shares of IBM stock on April 11, 1997, by virtue of a merger of Net Acquisition Corp., a wholly-owned subsidiary of IBM, with and into NetObjects, Inc. Other selling shareholders received or may receive their shares through distributions for no value from some of the fifteen selling shareholders or from Perseus U.S. Investors, L.L.C. Some or all of the selling shareholders expect to sell their shares.

      The selling shareholders may offer their IBM stock through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices.

      IBM stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange and trades on all U.S. exchanges with the ticker symbol: "IBM." On April 11, 1997, the closing price of one share of IBM capital stock on the New York Stock Exchange was $133.375.

                              --------------------

The IBM shares offered or sold under this prospectus have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                  The date of this prospectus is May 22, 1997.

----------
(1) The numbers in this prospectus reflect the number of shares before IBM's 2-for-1 stock split, which had a record date of May 9, 1997. IBM expects to distribute additional shares resulting from the stock split on May 27, 1997.

                                   THE COMPANY

      At IBM, our goal is to lead in the creation, development and manufacture of the industry's most advanced information technologies, including computer systems, software, networking systems, storage devices and microelectronics. We translate these advanced technologies into value for our customers through our professional solutions and services businesses in North America, Europe/Middle East/Africa, Asia Pacific and Latin America.

      Our principal executive offices are located at Armonk, New York, 10504, and our telephone number is (914) 765-1900.

                                 USE OF PROCEEDS

      All net proceeds from the sale of the IBM shares will go to the shareholders who offer and sell their shares. Accordingly, IBM will not receive any proceeds from sales of the IBM shares.

                              SELLING SHAREHOLDERS

      Under an Escrow Agreement dated as of April 11, 1997 among IBM and certain selling shareholders, The Chase Manhattan Bank, as escrow agent, received 10% of the IBM shares issued to those selling shareholders (or 50,749 IBM shares). IBM may use the escrowed shares to satisfy our indemnification claims if there is a breach of certain representations and warranties made in the Agreement and Plan of Merger.

      Under a Registration Rights Agreement dated as of April 11, 1997 among IBM and certain selling shareholders, we agreed to register the IBM shares issued to the selling shareholders and to use our best efforts to keep the registration statement effective for 12 months, or until all of the registered IBM shares are sold under the registration statement, whichever comes first. Our registration of the IBM shares does not necessarily mean that the selling shareholders will sell all or any of the shares.

      The following list of selling shareholders includes fifteen of the shareholders that received shares through the NetObjects merger, along with other shareholders who received or may receive IBM shares for no value in distributions (1) from some of the original fifteen shareholders, (2) from Perseus U.S. Investors, L.L.C., or (3) as otherwise described below. In addition, one or more of the selling shareholders may donate or transfer as gifts some or all of their IBM shares, or may transfer their shares for no value to their shareholders, partners or other beneficial owners. We will include these donees or transferees among the selling shareholders in a prospectus supplement which we expect to file in December, 1997.

      The shares listed below represent all of the shares that each selling shareholder currently owns, or which each selling shareholder may own, either upon the release of the shares from escrow or upon the distribution of the shares for no value from the original fifteen shareholders:

--------------------------------------------------------------------------------
                                            Shares                     Shares
                                         Beneficially    Shares     Beneficially
                                        Owned Prior to    Being      Owned After
     Selling Shareholder                   Offering(1)   Offered      Offering
--------------------------------------------------------------------------------
AT&T Venture Fund II, L.P.                 11,969(2)     11,969            0
--------------------------------------------------------------------------------
Venture Fund I, L.P                        11,969(3)     11,969            0
--------------------------------------------------------------------------------
     AT&T Corp.                                 0        19,551(4)         0
--------------------------------------------------------------------------------
     Lucent Technologies Ventures Inc.          0         4,147(5)         0
--------------------------------------------------------------------------------
     Venture Management I                       0           120(6)         0
--------------------------------------------------------------------------------
     Venture Management LLC                     0           120(7)         0
--------------------------------------------------------------------------------
Comdisco, Inc.                              1,586         1,586            0
--------------------------------------------------------------------------------

----------
(1) Assumes that all of the shares held by the selling shareholders and being offered under this prospectus are sold, and that the selling shareholders acquire no additional shares of common stock before the completion of this offering. Each selling shareholder owns less than 1% of the total number of shares of common stock outstanding.

(2) Includes 1,197 shares for AT&T Venture Fund II, L.P. being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(3) Includes 1,197 shares for Venture Fund I, L.P. being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(4) AT&T Corp. may become the beneficial owner of these shares upon the distribution of 11,849 shares from AT&T Venture Fund II, L.P. and 7,702 shares from Venture Fund I, L.P., which may or may not happen; the total number of shares that AT&T Venture Fund II, L.P. and Venture Fund I may distribute to AT&T Corp., Lucent Technologies Ventures Inc., Venture Management I and Venture Management LLC will not exceed the 23,938 shares that AT&T Venture Fund II, L.P. and Venture Fund I beneficially own, collectively, as of the date of this prospectus.

(5) Lucent Technologies Ventures Inc. may become the beneficial owner of these shares upon their distribution from Venture Fund I, L.P., which may or may not happen.

(6) Venture Management I may become the beneficial owner of these shares upon their distribution from Venture Fund I, L.P., which may or may not happen.

(7) Venture Management LLC may become the beneficial owner of these shares upon their distribution from AT&T Venture Fund II, L.P., which may or may not happen.

--------------------------------------------------------------------------------
Ford Cicoletti & Company                      206           206            0
--------------------------------------------------------------------------------
Terence Garnett                            12,046(9)     12,046            0
--------------------------------------------------------------------------------
Howard L. Karr or Louise C. Karr              652           446          206
Trustee(s) of the Karr Family, 1982
Trust Dated 12-1-82, as amended
--------------------------------------------------------------------------------
Alfred J. Mandel DBA Big Idea Group           109           109            0
--------------------------------------------------------------------------------
The Chase Manhattan Bank                        0         38,625(10)       0
--------------------------------------------------------------------------------
Rappahannock Investment Company             24,101        24,101(10)(11)   0
--------------------------------------------------------------------------------
VBM Equities L.L.C                          87,654        87,654(11)       0
--------------------------------------------------------------------------------
International Capital Group                 10,664        10,664(11)       0
--------------------------------------------------------------------------------
Incus Value Corp.                           10,664        10,664(11)       0
--------------------------------------------------------------------------------
Danason Ltd.                                21,319        21,319(11)       0
--------------------------------------------------------------------------------
Belvedere Investments Limited               21,319        21,319(11)       0
--------------------------------------------------------------------------------
Spirea Overseas Limited                      4,264         4,264(11)       0
--------------------------------------------------------------------------------
FX Holdings Limited                          2,125         2,125(11)       0
--------------------------------------------------------------------------------
The Honorable Clive Gibson                   2,873         2,873(11)       0
--------------------------------------------------------------------------------
Private Trust Corporation                    2,873         2,873(11)       0
--------------------------------------------------------------------------------
John A. Schneider                            1,065         1,065(11)       0
--------------------------------------------------------------------------------
Donald Keough                                1,065         1,065(11)       0
--------------------------------------------------------------------------------
The Donald and Marilyn Keough
Foundation                                   1,065         1,065(11)       0
--------------------------------------------------------------------------------
Gregory P. Shlopak                           2,128         2,128(10)(11)   0
--------------------------------------------------------------------------------

----------
(9) Includes 1,205 shares for Mr. Garnett being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(10) The number of shares listed for The Chase Manhattan Bank includes 19,310, 14,682, 1,915, 1,483, 247 and 988 shares beneficially owned by Rappahannock Investment Company, John Sculley, Gregory P. Shlopak, Rodd Macklin and Kenneth Campbell, respectively. The Chase Manhattan Bank may acquire these shares upon the exercise of a put right granted or to be granted by it to these beneficial owners or the exercise of a call right granted or to be granted by such owners to The Chase Manhattan Bank, or pursuant to the exercise of its rights as a secured lender to such owners.

(11) Perseus U.S. Investors, L.L.C. distributed these shares to each of the listed holders. Ten percent of the shares listed (17,129 shares in the aggregate for all such holders) is being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger. Perseus U.S. Investors, L.L.C. may sell certain of these shares on behalf of the listed holders, in its capacity as nominee or agent for the beneficial owner of such shares.

--------------------------------------------------------------------------------
Mrs. Terry Allen Kramer                     1,064         1,064(11)        0
--------------------------------------------------------------------------------
Terry Allen Kramer Trust                    1,064         1,064(11)        0
--------------------------------------------------------------------------------
Kenneth M. Socha                            1,648         1,648(10)(11)    0
--------------------------------------------------------------------------------
Kenneth Campbell                            1,098         1,098(10)(11)    0
--------------------------------------------------------------------------------
Lauren Fox                                    823           823(11)        0
--------------------------------------------------------------------------------
Rodd Macklin                                  274           274(10)(11)    0
--------------------------------------------------------------------------------
Positioning Strategies                        720           720            0
--------------------------------------------------------------------------------
Rae Technology LLC                         53,118(12)    53,118            0
--------------------------------------------------------------------------------
     Samir Arora                                0        26,618(13)        0
--------------------------------------------------------------------------------
     David Kleinberg                            0       14,0509(13)        0
--------------------------------------------------------------------------------
     Gagan Arora                                0           608(13)        0
--------------------------------------------------------------------------------
     Godfrey R. Sullivan                        0           850(13)        0
--------------------------------------------------------------------------------
     Taradalsky Family Trust                  245         1,590(13)      245
--------------------------------------------------------------------------------
     Frederick W. Scherrer                    200           833(13)      200
--------------------------------------------------------------------------------
     Rachel McNamara                            0            92(13)        0
--------------------------------------------------------------------------------
     Priti Khare                                0           740(13)        0
--------------------------------------------------------------------------------
     David Gross                              100           148(13)      100
--------------------------------------------------------------------------------
     Timothy Huber                              0           148(13)        0
--------------------------------------------------------------------------------
     Alan Kalin                                 0           812(13)        0
--------------------------------------------------------------------------------
     Laura Majerus                              0           136(13)        0
--------------------------------------------------------------------------------
     Joe Sorenson                              20            59(13)       20
--------------------------------------------------------------------------------
     Michael Kalkstein                          0           148(13)        0
--------------------------------------------------------------------------------
     Chris Graham                               0           148(13)        0
--------------------------------------------------------------------------------
     Martin Frid-Nielsen                        0           148(13)        0
--------------------------------------------------------------------------------
     Kenneth R. Wigginton                       0             9(13)        0
--------------------------------------------------------------------------------


----------
(12) Includes 5,312 shares for Rae Technology LLC being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(13) Each of these individuals or entities will become the beneficial owner of these shares upon the distribution of the shares from Rae Technology LLC to them, which may or may not happen. The total number of shares that Rae Technology LLC may distribute to these individuals and entities will not exceed the 53,118 shares that it beneficially owns as of the date of this prospectus.

--------------------------------------------------------------------------------
     Barbara Wigginton                      0                 9(13)        0
--------------------------------------------------------------------------------
     Lars Frid-Nielsen                      0                37(13)        0
--------------------------------------------------------------------------------
     Jeetendra Kaul                         0               185(13)        0
--------------------------------------------------------------------------------
John Sculley                           16,313(10)(14)    16,313            0
--------------------------------------------------------------------------------
Studio Archetype                        5,312(15)         5,312            0
--------------------------------------------------------------------------------
Venrock Associates                     66,784(16)        66,784            0
--------------------------------------------------------------------------------
Venrock Associates II, L.P.            47,772(17)        47,772            0
--------------------------------------------------------------------------------
Greater Bay Bancorp                     8,556             8,556            0
--------------------------------------------------------------------------------
Norwest Equity Partners V             118,098(18)       118,098            0
--------------------------------------------------------------------------------

If necessary we will include other required information about any of the selling shareholders in a prospectus supplement.

                            ------------------------

                              PLAN OF DISTRIBUTION

      The selling shareholders may offer their IBM shares at various times in one or more of the following transactions:

      o on any of the United States securities exchanges where our capital stock is listed, including the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange;

      o     in the over-the-counter market;

      o in transactions other than on such exchanges or in the over-the-counter market;

      o     in connection with short sales of the IBM shares;

----------

(14) Includes 8,503 shares acquired by Mr. Sculley through the merger and 7,810 shares acquired by Perseus U.S. Investors, L.L.C. through the merger and then distributed to Mr. Sculley; 1,631 of the shares beneficially owned by Mr. Sculley are being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger. Perseus U.S. Investors, L.L.C. may sell certain of these shares on behalf of Mr. Sculley, in its capacity as Mr. Sculley's nominee or agent.

(15) Includes 531 shares for Studio Archetype being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(16) Includes 6,678 shares for Venrock Associates being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(17) Includes 4,777 shares for Venrock Associates II, L.P. being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

(18) Includes 11,810 shares for Norwest Equity Partners V being held in escrow under an Escrow Agreement dated as of April 11, 1997, which may be used to indemnify IBM against certain claims relating to the merger.

      o     by pledge to secure debts and other obligations;

      o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

      o     in a combination of any of the above transactions.

      The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

      The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.    Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

2.    Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

3. Current Reports on Form 8-K dated January 23, 1997, January 28, 1997 and May 8, 1997.

      You may request a copy of these filings, at no cost, by writing or telephoning our transfer agent at the following address:


            First Chicago Trust Company of New York
            Mail Suite 4688, P.O. Box 2530
            Jersey City, New Jersey 07303-2530
            (201) 324-0405

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                              --------------------

                          DESCRIPTION OF CAPITAL STOCK

      As of the date of this prospectus, our Certificate of Incorporation authorizes us to issue 1,875,000,000 shares of capital stock and 150,000,000 shares of preferred stock, including 12,000,000 shares of Series A 7-1/2% preferred stock. The Board of Directors may issue shares of the preferred stock at any time, in one or more series, without stockholder approval. The Board of Directors determines the designation, relative rights, preferences and limitations of each series of preferred stock. As of March 31, 1997, 497,122,754 shares of our capital stock and 2,607,160 shares of our Series A preferred stock were outstanding. Each share of the Series A preferred stock has a liquidation preference of $100 per share.

      Subject to the rights of our preferred shareholders, our capital shareholders have the right to receive any dividends that the Board of Directors declares in the form of cash, securities or property.

      Capital shareholders have the right to one vote per share on all matters which require their vote. This could change any time that we amend our By-laws.

      Our preferred shareholders are entitled to any voting rights that our Board of Directors has determined or may determine in the future, but the following conditions apply:

      o when voting as a class with our capital shareholders, they have the right to only (1) one vote per $100 liquidation value or (2) one vote per share, whichever is less;

      o they are only entitled to vote separately as a class: (1) when any proposed amendment or alteration of the provisions of our Certificate of Incorporation would adversely affect the powers, preferences or special rights of the applicable series of preferred stock; or (2) for the election of two directors if IBM defaults in paying six dividends on the preferred stock; and

      o Our Series A preferred shareholders cannot vote unless there is a proposed amendment or alteration of the provisions of our

            Certificate of Incorporation which would adversely affect the powers, preferences or special rights of the Series A preferred stock, or for the election of two directors if IBM defaults in paying six dividends on the Series A preferred stock.

In the event that we liquidate, dissolve or wind up our business, either voluntarily or involuntarily, we will pay our preferred shareholders first. Subsequently, we will distribute all of the remaining available assets to our capital shareholders, in proportion to the number of shares that each capital shareholder holds. Shares of our capital stock are not redeemable and do not have subscription, conversion or preemptive rights.

                                 LEGAL OPINIONS

      For the purpose of this offering, David S. Hershberg, Esq., IBM's Vice President and Assistant General Counsel, is giving his opinion on the validity of the shares. Mr. Hershberg, individually and together with members of his family owns, has options to purchase and has other interests in, shares of IBM's capital stock.

                                     EXPERTS

      The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Securities and Exchange Commission
Registration Fee................................................... $ 26,525.25

Legal Fees and Expenses............................................    5,000.00

Miscellaneous Expenses.............................................    5,000.00
                                                                    -----------
  Total Expenses................................................... $ 36,525.25
                                                                    ===========


Item 15. Indemnification of Directors and Officers.

      The By-Laws of the Company (Article VI, Section 6) provide the following:

"The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time."

      The Certificate of Incorporation of the Company (Article ELEVENTH) provides the following:

      "Pursuant to Section 402(b) the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

      With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer who is made a party to an action (i) by a corporation in its right in order to procure a judgment in its favor unless he shall have breached his duties, or
(ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

      In addition, the Company maintains directors' and officers' liability insurance policies.

Item 16. Exhibits

(4)       -       Restated Certificate of Incorporation of the
                  Company*
(5)       -       Opinion of David S. Hershberg, Esq. **
(23)(a)   -       Consent of Independent Accountants. **
(23)(b)   -       Consent of David S. Hershberg, Esq. (included in
                  Exhibit 5).
(24)(a)   -       Powers of Attorney **
(24)(b)   -       Certified copy of a resolution adopted by the
                  Company's Board of Directors authorizing execution of the registration statement by power of attorney. **

----------

* Incorporated by reference to Exhibit VI of the Company's Form 10-K for the year ended December 31, 1992.

** Filed electronically herewith.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of May, 1997.

                                        INTERNATIONAL BUSINESS
                                          MACHINES CORPORATION,


                                   By:               *
                                      --------------------------------
                                            Louis V. Gerstner, Jr.
                                      Chairman of the Board of Directors
                                         and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature            Title                         Date


             *            Chairman of the Board        May 22, 1997
------------------------  and Chief Executive
  Louis V. Gerstner Jr.   Officer (Principal
                          Executive Officer)


             *            Senior Vice President        May 22, 1997
------------------------- Chief Financial Officer
      G. Richard Thoman   (Principal Financial
                          Officer)


             *            Vice President and           May 22, 1997
------------------------  Controller (Principal
       John R. Joyce      Accounting Officer)


             *            Director                     May 22, 1997
 ------------------------
       Cathleen Black

             *             Director                    May 22, 1997
 ------------------------
        Harold Brown


             *             Director                    May 22, 1997
 ------------------------
      Juergen Dormann


             *             Director                    May 22, 1997
 ------------------------
     Nannerl O. Keohane


             *             Director                    May 22, 1997
 ------------------------
     Charles F. Knight


             *             Director                    May 22, 1997
--------------------------
       Lucio A. Noto


             *             Director                    May 22, 1997
 ------------------------
      John B. Slaughter


             *             Director                    May 22, 1997
 ------------------------
       Alex Trotman


             *             Director                    May 22, 1997
--------------------------
   Lodewijk C. van Wachem


             *             Director                    May 22, 1997
--------------------------
      Charles M. Vest


*By:  /s/ John E. Hickey
------------------------------
         John E. Hickey
         Attorney-in-Fact

                                INDEX TO EXHIBITS

                                                                 Sequential page
Exhibit                                                              number

(4)      -          Restated Certificate of
                    Incorporation of the
                    Company. *

(5)      -          Opinion of David S.
                    Hershberg, Esq. **

(23)(a)  -          Consent of Independent
                    Accountants. **

(23)(b)  -          Consent of David S.
                    Hershberg, Esq. (included in
                    Exhibit 5).

(24)(a)  -          Powers of Attorney. **

(24)(b)  -          Certified copy of
                    minutes adopted by
                    the Company's Board of
                    Directors authorizing
                    execution of the
                    registration statement
                    by power of attorney. **

----------

 * Incorporated by reference to Exhibit VI of the Company's Form 10-K for the year ended December 31, 1992.

**    Filed electronically herewith.